Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS 2017 FOURTH-QUARTER AND FULL-YEAR FINANCIAL RESULTS

•	Total Q4 Revenue of $22.3 Million, Up 25% from $17.8 Million in Prior Year Q4

•	SAAS Revenue of $15.8 Million in Q4, Up 10% from $14.4 Million in Prior Year Q4

•	Total Gross Margin increased to 60% in Q4, Up from 39% in Prior Year Q4

•	Restructuring Plan and Sale of Provider/Patient Engagement Solutions Business Combined to Reduce Operating Loss by Nearly 53% in Q4 from Prior Year Q4

•	2017 Full Year Revenue of $86.7 Million, Up 8% over Prior Year

•	GPS Revenue for 2017 Increases Threefold to $2.6 Million from Prior Year

◦	606 GPS Commercial Tests Ordered in Q4, Up 11% from Q3

◦	GPS Tests Ordered Continue to Grow; February Largest Month of Orders to Date

Culver City, Calif. - March 14, 2018 - NantHealth, Inc. (NASDAQ-GS: NH), a next-generation, evidence-based, personalized healthcare company, today reported financial results for its fourth quarter and full year ended December 31, 2017.

In August 2017, NantHealth sold its provider/patient engagement assets to Allscripts to focus on core competencies and accelerate the plan to achieve profitability. As a result, the company has classified the current and prior period operating results of its provider/patient engagement business as discontinued operations. All results presented below represent the company’s continuing operations.

GPS Cancer - Highlights

•	Test Growth: The company reported 606 GPS Commercial Tests were ordered in Q4, up from 547 in Q3.

•	New National GPS Cancer Payer: In Q1 2018, the company signed a new GPS Cancer reimbursement contract with a large, national healthcare IT company.

•	New Lab Services Arrangement: In Q1 2018, the company signed a laboratory services agreement with a 20+ facility hospital system for the availability of GPS Cancer testing to its patient community.

•
Expanded International Adoption: In Q1 2018, the company signed a strategic reseller agreement with a partner in the United Kingdom for the provision of molecular analysis services for clinical studies and other research initiatives.

•	FDA Submission: In Q1 2018, NantHealth submitted a 510K premarket notification application to the FDA for tumor/normal DNA sequencing.

•
Company to Provide GPS Cancer Molecular Analysis to the University of California San Francisco (UCSF) to Support Research Initiative Focused on Metastatic Breast Cancer: This study will allow UCSF researchers to utilize advancements made in molecular technology to examine the potential clinical feasibility of molecular profiling, including gene mutations and gene expression in the context of patient care. The biopsy materials collected will also allow researchers to examine immune markers within the tumor architecture. Results of the clinical study to be presented at major medical conferences.

“We continue to make excellent progress on a number of operational fronts,” said Patrick Soon-Shiong, M.D., Chief Executive Officer and Chairman of NantHealth. “The number of ordered GPS Commercial Tests continued to grow in our fourth quarter from the previous quarter and February 2018 was the largest month of orders in the company’s history. Moreover, we have entered into a number of contracts in the first quarter of 2018, including a reimbursement contract with a new, national GPS Cancer Payer, a laboratory services agreement with a large, multi-facility hospital system and a strategic reseller agreement with a partner in the United Kingdom. We also recently completed the submission of a 510K premarket notification application to the FDA for tumor/normal DNA sequencing.”

Software and Services Highlights:

•	Payer Engagement:

◦
In Q4 2017, the company signed a three year NaviNet renewal contract with a total contract value of more than $1.2 million and also went live with one of its largest customers for its new Document Exchange solution.

◦	In Q1 2018, the company signed another NaviNet renewal contract with a total contract value of approximately $17 million.

•
Clinical Decision Support: In Q4 2017, the company signed an expanded services contract with an existing, national insurance carrier customer, with the potential to extend the availability of the Eviti solution to an additional 2.4 million lives.

•	Connected Care:

◦
In Q4 2017, the company signed a device connectivity license contract extension with an existing customer, with the potential to expand its solution to additional facilities within the customer’s 74 hospital system.

◦	The company’s pipeline for device connectivity sales continues to progress, with numerous international opportunities developing through its strategic resellers in Europe and Asia.

◦	The company presented “The Future of Device Connectivity Across the Continuum of Care” at the Healthcare Information & Management Systems Society (HIMSS) Annual Conference & Exhibition 2018.

“We reported a strong fourth quarter with revenues increasing on a reduced cost base. Importantly, our SaaS business continues to grow and generate healthy gross margins,” said Ron Louks, Chief Operating Officer of NantHealth. “We’ve had a remarkable turnaround in our quarterly operating results. We are proud of what our organization has been able to accomplish over the second half of 2017 and look forward to continuing this momentum in 2018.”

Business and Financial Highlights
For the 2017 fourth quarter, total net revenue increased 25% to $22.3 million from $17.8 million in 2016 fourth quarter. Gross profit was $13.4 million, or 60% of total net revenue, compared with $7.0 million, or 39% of total net revenue, for the prior-year fourth quarter. Selling, general and administrative (SG&A) expenses were $20.8 compared with $16.4 million. Research and development (R&D) expenses decreased to $8.8 million from $10.8 million. Net loss from continuing operations, net of tax, significantly narrowed to $22.6 million, or $0.21 per share, from $48.4 million, or $0.40 per share for the 2016 fourth quarter. Income from discontinued operations, net of tax, was $0.9 million, or $0.01 per diluted share, versus loss from discontinued operations, net of tax, $11.5 million, or $0.09 per share, for the prior-year fourth quarter. Net loss was $21.6 million, or $0.20 per share, compared with $60.0 million, or $0.49 per share, for 2016 fourth quarter.

Financial results for the 2017 fourth quarter included approximately $4.0 million loss from related party equity method investment, $0.7 million of acquisition related sales incentive, $1.2 million of net non-cash expense related to convertible notes, $2.2 million of intangible amortization and $8.6 million of stock-based compensation expense, totaling $0.16 per share. On a non-GAAP basis, adjusted net loss from continuing operations was $7.8 million, or $0.07 per share, for the 2017 fourth quarter, compared with $14.4 million, or $0.12 per share, for the 2016 fourth quarter.

For the 2017 full year, total net revenue increased 8% to $86.7 million from $80.4 million in 2016. Gross profit rose to $45.2 million, or 52% of total net revenue, compared with $36.3 million, or 45% of total net revenue, for the prior year. SG&A expenses were $75.0 compared with $105.3 million. R&D expenses decreased to $33.9 million from $47.3 million. Net loss from continuing operations, net of tax, was $131.4 million, or $1.12 per share, from $140.5 million, or $1.30 per share for 2016. Loss from discontinued operations, net of tax, was $43.8 million, or $0.37 per share, compared with $43.6 million, or $0.39 per share, for the prior year. Net loss was $175.2 million, or $1.49 per share, compared with $184.1 million, or $1.69 per share, for 2016.

Financial results for the 2017 full year included approximately $50.3 million loss from related party equity method investment including impairment loss, $2.4 million for corporate restructuring, $2.7 million of acquisition related sales incentive, $4.4 million of net non-cash expense related to convertible notes, $9.4 million of intangible amortization and $8.1 million of stock-based compensation expense, totaling $0.66 per share. On a non-GAAP basis, adjusted net loss from continuing operations was $55.3 million, or $0.47 per share, for the 2017 full year quarter, compared with $58.2 million, or $0.50 per share, for the 2016 full year.

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the fourth quarter and full year ended December 31, 2017. The conference call will be available to interested parties by dialing 844-309-3709 from the U.S. or Canada, or 281-962-4864 from international locations, passcode 2987414. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, Inc., a member of the NantWorks ecosystem of companies, is a next-generation, evidence-based, personalized healthcare company enabling improved patient outcomes and more effective treatment decisions for critical illnesses. NantHealth's unique systems-based approach to personalized healthcare applies novel diagnostics tailored to the specific molecular profiles of patient tissue and integrates this molecular data in a clinical setting with large-scale, real-time biometric signal and phenotypic data to track patient outcomes and deliver precision medicine. For nearly a decade, NantHealth has developed an adaptive learning system that integrates our unique molecular profiling solution, software and hardware. Our system infrastructure collects, indexes, analyzes and interprets billions of molecular, clinical, operational and financial data points derived from novel and traditional sources to continuously improve decision-making and optimize our clinical pathways and decision algorithms over time. For more information please visit www.nanthealth.com.

About GPS Cancer™
GPS Cancer™ is a unique, comprehensive test available through NantHealth. GPS Coverage
GPS Cancer integrates whole genome (DNA) sequencing, whole transcriptome (RNA) sequencing, and quantitative proteomics through mass spectrometry, providing oncologists with a comprehensive molecular profile of a patient’s cancer to inform personalized treatment strategies. GPS Cancer testing is conducted in CLIA-certified and CAP-accredited laboratories, and is a key enabler for Cancer Breakthroughs 2020, the world’s most comprehensive cancer collaborative initiative seeking to accelerate the potential of combination immunotherapy as the next generation standard of care in cancer patients. For more information, visit www.gpscancer.com and www.cancerbreakthroughs2020.org.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; achieving significant commercial market acceptance for our sequencing and molecular analysis solutions; establish relationships with, key thought leaders or payers’ key decision makers in order to establish GPS Cancer as a standard of care for patients with cancer; our ability to grow the market for our Systems Infrastructure, and applications; successfully enhancing our Systems Infrastructure and applications to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to continue our relationship with NantOmics; our ability to obtain regulatory approvals; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; clinical adoption and market acceptance of GPS Cancer; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

# # #
FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)

	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$61,660	$157,573
Accounts receivable, net	11,491	11,673
Inventories	839	1,685
Deferred implementation costs	1,960	606
Related party receivables, net	585	693
Prepaid expenses and other current assets	5,358	3,356
Current assets of discontinued operations	—	9,992
Total current assets	81,893	185,578
Property, plant, and equipment, net	18,517	20,129
Deferred implementation costs, net of current	3,951	3,201
Goodwill	114,625	114,625
Intangible assets, net	69,424	78,812
Investment in related party	156,863	207,197
Related party receivable, net of current	1,727	1,971
Other assets	2,195	2,195
Noncurrent assets of discontinued operations	—	70,683
Total assets	$449,195	$684,391

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,164	$6,039
Accrued and other current liabilities	18,134	20,032
Deferred revenue	10,057	9,600
Related party payables, net	4,504	8,082
Current liabilities of discontinued operations	—	13,496
Total current liabilities	35,859	57,249
Deferred revenue, net of current	7,126	11,127
Related party liabilities	11,500	5,612
Related party promissory note	112,666	112,666
Related party convertible note, net	7,947	7,564
Convertible notes, net	74,845	70,810
Other liabilities	5,950	820
Noncurrent liabilities of discontinued operations	—	6,949
Total liabilities	255,893	272,797
Stockholders' equity
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 108,383,602 and 121,250,437 shares issued and outstanding at December 31, 2017 (including 3,490 shares of restricted stock) and 2016 (including 6,976 shares of restricted stock), respectively	10	12
Additional paid-in capital	886,669	886,334
Accumulated deficit	(693,233)	(475,273)
Accumulated other comprehensive (loss) income	(144)	521
Total stockholders' equity	193,302	411,594
Total liabilities and stockholders' equity	$449,195	$684,391

NantHealth, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Total net revenue	$22,298	$17,846	$86,676	$80,404

Total cost of revenue	8,880	10,893	41,522	44,107
Gross profit	13,418	6,953	45,154	36,297

Operating Expenses:
Selling, general and administrative	20,795	16,398	74,976	105,258
Research and development	8,811	10,792	33,862	47,310
Amortization of acquisition-related assets	1,054	1,055	4,216	4,217
Total operating expenses	30,660	28,245	113,054	156,785
Loss from operations	(17,242)	(21,292)	(67,900)	(120,488)
Interest expense, net	(4,119)	(1,669)	(16,168)	(6,429)
Other income, net	492	3,052	800	3,593
Loss from related party equity method investment including impairment loss	(3,981)	(33,101)	(50,334)	(40,994)
Loss from continuing operations before income taxes	(24,850)	(53,010)	(133,602)	(164,318)
Provision for (benefit from) income taxes	(2,288)	(4,594)	(2,203)	(23,797)
Net loss from continuing operations	(22,562)	(48,416)	(131,399)	(140,521)
Loss from discontinued operations, net of tax	928	(11,535)	(43,812)	(43,581)
Net loss	$(21,634)	$(59,951)	$(175,211)	$(184,102)

Basic and diluted net income (loss) per share (1):
Continued operations - common stock	$(0.21)	$(0.40)	$(1.12)	$(1.30)
Discontinued operations - common stock	$0.01	$(0.09)	$(0.37)	$(0.39)
Total net loss per common stock	$(0.20)	$(0.49)	$(1.49)	$(1.69)
Basic and diluted net income per redeemable common stock	N/A	N/A	N/A	$0.99

Weighted average shares outstanding (1):
Basic and diluted - common stock	107,810,546	121,242,627	116,737,860	111,600,650
Basic and diluted - redeemable common stock	N/A	N/A	N/A	5,005,855

(1)
The net income (loss) per share and weighted average shares outstanding have been computed to give effect to the LLC conversion that occurred on June 1, 2016, prior to the Company's initial public offering ("IPO"). In conjunction with the LLC conversion, (a) all of the Company's outstanding members' units automatically converted into shares of common stock, based on the relative rights of the Company's pre-IPO equity holders as set forth in the Company's limited liability company agreement and (b) the Company adopted and filed a certificate of incorporation with the Secretary of State of the state of Delaware and adopted bylaws. The Company adopted and filed an amendment to its certificate of incorporation with the Secretary of State of the state of Delaware to effect a 1-for-5.5 reverse stock split of its common stock on June 1, 2016.

The net loss per common share for the years ended December 31, 2016 reflects $4,958 in accretion value allocated to the redeemable common stock. The redeemable common stock contained a put right, which expired unexercised on June 20, 2016. As a result of and as of that date, the shares were no longer redeemable and were included in common stock.

NantHealth, Inc.
Supplemental Revenue Schedule
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenue:
Software-as-a-service	$15,844	$14,401	$60,707	$56,210
Software and hardware	1,685	673	6,093	6,750
Total software-related revenue	17,529	15,074	66,800	62,960
Maintenance	2,239	2,110	10,421	9,089
Sequencing and molecular analysis	569	482	2,554	604
Other services	1,961	180	6,901	7,751
Total net revenue	$22,298	$17,846	$86,676	$80,404

Cost of Revenue:
Software-as-a-service	$4,652	$5,092	$21,795	$19,883
Software and hardware	64	148	660	816
Total software-related cost of revenue	4,716	5,240	22,455	20,699
Maintenance	185	177	748	798
Sequencing and molecular analysis	1,222	1,058	6,029	1,987
Other services	1,614	2,822	7,118	12,131
Amortization of developed technologies	1,143	1,596	5,172	8,492
Total cost of revenue	$8,880	$10,893	$41,522	$44,107

NantHealth, Inc.
Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net loss from continuing operations	$(22,562)	$(48,416)	$(131,399)	$(140,521)
Adjustments to GAAP net loss:
Corporate restructuring from continuing operations (3)	17	246	2,422	2,544
Acquisition related compensation expense	—	—	—	4,814
Acquisition related sales incentive	671	939	2,732	2,966
Intangible amortization from continuing operations	2,197	2,651	9,388	12,709
Loss from related party equity method investment including impairment loss	3,981	33,101	50,334	40,994
Non-cash interest expense related to convertible notes	1,157	108	4,417	108
Change in fair value of derivatives liability	(19)	(1,228)	(264)	(1,228)
Stock-based compensation expense from continuing operations	8,586	3,599	8,102	44,048
BP settlement	—	(842)	—	(842)
Securities litigation costs	92	—	777	—
The impact of intangible amortization, impact of the "Tax Act" of 2017, and the conversion from a limited liability company to a corporation on provision for (benefit from) income taxes	(1,909)	(4,509)	(1,796)	(23,797)
Total adjustments to GAAP net loss from continuing operations	14,773	34,065	76,112	82,316
Net loss - Non-GAAP from continuing operations	$(7,789)	$(14,351)	$(55,287)	$(58,205)

Weighted average shares outstanding (1)	107,810,546	121,242,627	116,737,860	111,600,650
Weighted average Series F/redeemable stock (1) (2)	—	—	—	5,005,855
Shares outstanding - Non-GAAP (1)	107,810,546	121,242,627	116,737,860	116,606,505

Net loss per share from continuing operations - Non-GAAP (1)	$(0.07)	$(0.12)	$(0.47)	$(0.50)

Reconciliation of Net Loss per Common Share to Net Loss per Common Share - Non-GAAP:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net loss per common share from continuing operations - GAAP	$(0.21)	$(0.40)	$(1.12)	$(1.30)
Adjustments to GAAP net loss per common share from continuing operations:
Corporate restructuring from continuing operations (3)	—	—	0.02	0.02
Acquisition related compensation expense	—	—	—	0.04
Acquisition related sales incentive	0.01	0.01	0.02	0.03
Intangible amortization from continuing operations	0.02	0.03	0.08	0.12
Loss from related party equity method investment including impairment loss	0.04	0.27	0.43	0.37
Non-cash interest expense related to convertible notes	0.01	—	0.04	—
Change in fair value of derivatives liability	—	(0.01)	—	(0.01)
Stock-based compensation expense from continuing operations	0.08	0.03	0.07	0.39
BP settlement	—	(0.01)	—	(0.01)
Securities litigation costs	—	—	0.01	—
The impact of intangible amortization, impact of the "Tax Act" of 2017, and the conversion from a limited liability company to a corporation on provision for (benefit from) income taxes	(0.02)	(0.04)	(0.02)	(0.21)
Accretion to redemption value of Series F/redeemable common stock	—	—	—	0.04
Dilution from Series F/redeemable common stock	—	—	—	0.02
Total adjustments to GAAP net loss per common share from continuing operations	0.14	0.28	0.65	0.80
Net loss per common share from continuing operations - Non-GAAP (1)	$(0.07)	$(0.12)	$(0.47)	$(0.50)

(1)
The net loss per common share from continuing operations - non-GAAP, weighted-average shares outstanding, weighted average Series F units/redeemable stock and shares outstanding - non-GAAP, have been computed to give effect to the LLC conversion that occurred June 1, 2016 prior to our initial public offering. In conjunction with the LLC Conversion, (a) all of our outstanding units automatically converted into shares of common stock, based on the relative rights of our pre-IPO equityholders as set forth in the limited liability company agreement and (b) we adopted and filed a certificate of incorporation with the Secretary of State of Delaware and adopted bylaws. We filed an amended certificate of incorporation to effect a 1-for-5.5 reverse stock split of our common stock on June 1, 2016.

(2)
The weighted-average shares outstanding have been further adjusted to account for the redeemable Series F units (converted to common stock in conjunction with the LLC conversion), whose put right expired on June 20, 2016.  Prior to June 20, 2016, these units/shares of common stock were classified as redeemable members’/stockholders’ equity in the balance sheet, and as such, were not included in the weighted-average shares outstanding prior to June 20, 2016. The put right expired June 20, 2016, and the shares were no longer redeemable and are included in shareholders’ equity as of December 31, 2016. The weighted-average shares are adjusted to include the redeemable common stock in the weighted-average shares outstanding for the entire period.

(3)	Corporate restructuring includes accrued bonus reversal of $0.5 million for the year ended December 31, 2017.